STANDSTILL AGREEMENT

     THIS STANDSTILL AGREEMENT is made this 27th day of June, 2001, by and between SMITHFIELD FOODS, INC., a Virginia corporation ("Smithfield"), ELLIS M. SHORE, an individual ("Shore"), MICHAEL D. QUEEN, an individual ("Queen"), and PINNACLE FOODS, INC., a Pennsylvania corporation (the "Pinnacle").

                                   BACKGROUND:

     WHEREAS, Smithfield purchased from Pinnacle and Pinnacle sold and issued to Smithfield 13,003,494 shares of Pinnacle Common Stock, par value $0.01 per share ("Common Stock") pursuant to that certain Stock Purchase Agreement dated as of May 31, 2001 (the "Stock Purchase Agreement").

     WHEREAS, Pinnacle has granted to Smithfield the right to acquire additional shares of Common Stock pursuant to that certain Warrant issued by Pinnacle in favor of Smithfield dated the date hereof (the "Warrant").

     NOW THEREFORE, for and in consideration of the premises and of the mutual covenants, agreements, representations and warranties set forth herein and in the Stock Purchase Agreement and the Warrant, the parties hereto, intending to be legally bound hereby, agree as follows:

     1. Definitions. The following terms, as used in this Agreement, shall have the respective meanings given to such terms as set forth below:

          (a) "Affiliate," "Associate," and "Control" shall have the respective meanings set forth in Rule 405 promulgated under the Securities Act.

          (b) "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.

          (c) "Business Combination" means any acquisition, purchase, merger, consolidation, amalgamation, joint venture, contribution of assets, sale, lease, exchange, mortgage, pledge, transfer, or other disposition in one transaction or a series of related transactions by which the business of one entity is combined or put together with the business of another entity, directly or indirectly (such as through a subsidiary of the acquiring entity).

          (d) "Business Day" shall mean a day other than a Saturday, Sunday or Holiday.

          (e) "Confidential Information" means all confidential information of a party including, without limitation, scientific, commercial, technical, contractual, engineering, marketing and financial information, drawings, blueprints, descriptions, know-how, marketing plans, customer and vendor lists, and other proprietary information, whether or not patented or patentable. Any and all information derived from Confidential Information and all compilations

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and copies of Confidential Information shall also be deemed to be Confidential
Information pursuant to the terms of this Agreement.

          (f) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (g) "GAAP" means generally accepted accounting principles consistently applied from period to period.

          (h) "Holiday" means a day, other than a Saturday or Sunday, on which national banks with branches in the Commonwealth of Pennsylvania are or may elect to be closed.

          (i) "Limitation Period" means the time period beginning on the date of this Agreement and ending on the first to occur of (i) the fifth anniversary of such date, (ii) the last day of the sixth consecutive calendar quarter in which Pinnacle had a net loss (computed in accordance with GAAP), (iii) the first date on which neither Shore nor Queen is a Beneficial Owner of any Voting Securities, or (iv) the last day of the calendar quarter on which the net worth of Pinnacle first falls below Two Million Dollars ($2,000,000).

          (j) "Matthews Agreement" means the agreement by and between Pinnacle and Robert V. Matthews dated November 22, 2000.

          (k) "Person" means any individual, trust, corporation, partnership, limited liability company, or other entity.

          (l) "SEC" means the Securities and Exchange Commission.

          (m) "Securities Act" means the Securities Act of 1933, as amended.

          (n) "Smithfield Group" means Smithfield and all of its Affiliates and Associates (regardless of whether such Affiliate or Associate is an Affiliate or Associate on the date hereof), both in their individual capacities and collectively, which own any Voting Securities.

          (o) "Subsidiary" shall mean any entity more than fifty percent (50%) of the equity interests of which are owned by Pinnacle or by another Subsidiary.

          (p) "13D Group" shall mean any group of Persons formed for the purpose of acquiring, holding, voting or disposing of Voting Securities which would be required under Section 13(d) of the Exchange Act or the rules and regulations promulgated thereunder to file a Statement on Schedule 13D or a Statement on
Schedule 13G with the Securities and Exchange Commission as a "person" within the meaning of Section 13(d)(3) of the Exchange Act if such group beneficially owned more than five percent (5%) of any class of equity securities of Pinnacle then outstanding.

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          (q) "Voting Power" means, with respect to any Voting Security, the maximum number of votes which such Voting Security is or would be entitled to cast generally for the election of directors, and in the case of a convertible, exercisable or exchangeable Voting Security, considering such security both on an unconverted, unexercised or unexchanged basis and also on a converted, exercised or exchanged basis, as the case may be.

          (r) "Voting Securities" means Common Stock and any other securities of Pinnacle entitled to vote generally for the election of directors or any security convertible into or exchangeable or exercisable for the purchase of Common Stock or other securities of Pinnacle entitled to vote generally for the election of directors.

     2. Restrictions on Resale or Other Disposition.

          (a) During the Limitation Period, Smithfield shall not, and shall cause each other member of the Smithfield Group not to, directly or indirectly, sell or transfer any beneficial interest in, pledge, hypothecate or otherwise dispose of, any Voting Securities beneficially owned by it, except pursuant to:

               (i) Any lien or encumbrance of all, but not less than all, of the Voting Securities then beneficially owned by such members, collectively, to an institutional lender to secure a bona fide loan, the foreclosure of such a lien or encumbrance, any other such lien or encumbrance which may be placed involuntarily on all such Voting Securities, or the subsequent sale or other disposition of all such Voting Securities by such lender or its agent; provided that such lender and any purchaser or other transferee of such Voting Securities, whether at foreclosure proceedings, from the lender, or by subsequent transfer or sale, is a Permitted Transferee (as hereinafter defined);

               (ii) a transfer, assignment, sale or disposition of such Voting Securities among members of the Smithfield Group, provided that all of the voting and equity interests of the transferee shall be, directly or indirectly, owned by Smithfield and such transferee also be a Permitted Transferee;

               (iii) a Business Combination not in violation of subparagraph 4(b)(x) of this Agreement;

               (iv) sales of Common Stock (A) to the public pursuant to and in compliance with the requirements of Rule 144 promulgated under the Securities Act or (B) pursuant to a distribution to the public under a registration statement filed under the Securities Act and declared effective by the SEC, provided that the Smithfield Group makes such distribution through a firm commitment underwriting and the underwriters agree to use all commercially reasonable efforts to effect as wide a distribution of such Common Stock as reasonably practicable and to prevent any Person or related group of Persons from purchasing through such sale or underwritten offering Common Stock having in the aggregate more than five percent (5%) of the total combined Voting Power of all Voting Securities then outstanding, without the prior express written consent of Pinnacle, and further provided, that Pinnacle shall

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have approved the lead underwriter used by the selling members of the Smithfield
Group, such approval not to be unreasonably withheld.

          (b) Notwithstanding the foregoing, members of the Smithfield Group may sell, subject to the terms of Paragraph 3, less than all of the Voting Securities then owned by the Smithfield Group to one or more Permitted Transferees pursuant to the terms of subparagraph 2(a)(i), provided that any breach of this Agreement or the taking of any other action under or with respect to this Agreement by any member of the Smithfield Group or any such Permitted Transferee shall constitute the action of, and shall be binding upon, Smithfield and all such Permitted Transferees. No sale, transfer, pledge, hypothecation or disposition of any or all of the Voting Securities held by the Smithfield Group shall relieve Smithfield of its obligations under this Agreement except as permitted under this Agreement.

          (c) A "Permitted Transferee" shall mean a person or entity who or which has delivered the written agreement of such person or entity to Pinnacle, satisfactory in form and substance to Pinnacle and its counsel, to be bound by the provisions of this Agreement to the same extent as if such Permitted Transferee were a member of the Smithfield Group hereunder, together with, in transactions referred to in subparagraphs 2(a) or 2(b), an opinion of counsel reasonably satisfactory to Pinnacle to the effect that the foregoing written agreement constitutes the valid and binding obligation of such Permitted Transferee, enforceable in accordance with its terms except (i) that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium, or similar laws now or hereafter in effect relating to creditors' rights and (ii) that the remedy of specific performance and injunctive and other forms of equitable relief is subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. Any Permitted Transferee shall be deemed to be a member of the Smithfield Group for all purposes of this Agreement.

          (d) A sale of all or substantially all of the capital stock or assets of a member of the Smithfield Group shall be deemed to be an indirect sale of Voting Securities within the meaning of this Agreement if such Voting Securities would be owned by a non-member of the Smithfield Group, directly or indirectly, after such sale; and as such, shall be prohibited except pursuant to the terms and subject to the conditions of this Agreement.

     3. Pinnacle's Right of First Refusal.

          (a) If any member of the Smithfield Group (a "Selling Member") shall at any time desire to sell all or any Voting Securities (other than pursuant to and in accordance with the provisions of subparagraph 2(a)(iv)), Smithfield shall cause such Selling Member first to obtain a bona fide written offer which it desires to accept (hereinafter called the "Offer") to purchase such Voting Securities for a fixed cash price (which may be payable over time). The Offer shall set forth its date, the proposed price per Voting Security, the fact that the prospective purchaser is willing to deliver the written agreement of such prospective purchaser to be bound by the provisions of this Agreement, and the other terms and conditions upon which the purchase is proposed to be made, as well as the name and address of the Prospective Purchaser. "Prospective Purchaser" as used herein shall mean the prospective record owner or owners of the Voting Securities, which are the subject of the Offer and all other Persons proposed to be a

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

Beneficial Owner of such Voting Securities. Smithfield shall transmit copies of the Offer to Pinnacle within seven (7) days after receipt of the Offer.

          (b) Transmittal of the Offer to Pinnacle by Smithfield shall constitute an offer by such Selling Member and Smithfield to sell all, but not less than all, of the Voting Securities subject to such Offer at the price and upon the terms set forth in the Offer. For a period of thirty (30) days after the submission of the Offer to Pinnacle, Pinnacle shall have the option, exercisable by written notice to Smithfield and such Selling Member, to accept the offer of such Selling Member and Smithfield as to all or any part of the applicable Voting Securities. The right and option granted pursuant to this subparagraph (b) shall be assignable by Pinnacle in whole or in part.

          (c) If, at the end of the option period described in subparagraph 3(b), Pinnacle and its assignees have not exercised the option to purchase all the applicable Voting Securities given to it pursuant to the terms of such offer, then such Selling Member shall be free for a period of twenty (20) days thereafter to sell the Voting Securities which Pinnacle and its assignees have not agreed to purchase and which are subject to the Offer of the Prospective Purchaser at the price and upon the terms and conditions set forth in the Offer. If such Voting Securities are not so sold within such twenty-day period, then such Selling Member shall not be permitted to sell such Voting Securities without again complying with the terms of this Paragraph 3.

          (d) Settlement for the purchase of Voting Securities pursuant to the option granted in subparagraph 3(b) shall be made within forty-five (45) days following the date of exercise of such option. The purchase price and the terms of payment shall be those contained in the Offer, with settlement to be made as provided herein. Such settlement, unless otherwise agreed to by Pinnacle and such Selling Member shall be held at the principal executive offices of Pinnacle during regular business hours. The precise date and hour of settlement shall be fixed by Pinnacle (within the time limits allowed by the provisions of this Agreement) by notice in writing to such Selling Member given at least five (5) days in advance of the settlement date specified.

          (e) At settlement, the security certificate or certificates representing the Voting Securities being sold shall be delivered by such Selling Member to the purchaser(s), duly endorsed for transfer or with executed stock powers attached, with signatures guaranteed by a member of the Stock Transfer Agents Medallion Program, with any necessary documentary and transfer tax stamps affixed by such Selling Member, together with a certificate of the Secretary or an Assistant Secretary of such Selling Member that such sale has been approved by all necessary corporate action, and the purchaser shall deliver to the Selling Member the full consideration for such Voting Securities in immediately available funds.

     4. Additional Covenants of Smithfield.

          (a) During the Limitation Period, Smithfield shall, and shall cause each other member of the Smithfield Group to, subject to the receipt of proper notice and the absence of a temporary restraining order or preliminary or permanent injunction barring such action, as a shareholder of Pinnacle, be present in person or by proxy, at all annual shareholder

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meetings of Pinnacle and at up to one special meeting of shareholders per year of Pinnacle so that all Voting Securities beneficially owned by them may be counted for the purpose of determining the presence of a quorum at such meetings;

          (b) During the Limitation Period, Smithfield, shall refrain, and shall cause each other member of the Smithfield Group, to refrain, directly or indirectly, from:

               (i) soliciting proxies with respect to Voting Securities, or becoming a "participant" in a "solicitation" (as such terms are defined in Regulation 14A promulgated under the Exchange Act) in opposition to the recommendation of the Board of Directors of Pinnacle;

               (ii) depositing any Voting Securities in a voting trust or subjecting them to a voting agreement, shareholders' agreement, or other arrangement of similar effect;

               (iii) except pursuant to the Warrant or Paragraph 10 of this Agreement, permitting any entity under the control of any member of the Smithfield Group to acquire, offer to acquire, agree to acquire, or obtain an option or right to acquire, directly or indirectly, by purchase or otherwise, any Voting Securities;

               (iv) acquiring, offering to acquire, agreeing to acquire, or obtaining an option or right to acquire, directly or indirectly, by purchase or otherwise, any record or beneficial ownership of Voting Securities, except: (A) through stock splits, stock dividends or other pro rata distributions or offerings made by Pinnacle to holders of any class of Voting Securities generally; (B) if such acquisition is a result of the issuance by Pinnacle of Voting Securities pursuant to the terms of any merger, consolidation, or other means of acquisition not in violation of subparagraph 4(b)(x) of this Agreement, in exchange for securities of a corporation or other entity acquired in whole or in part by Pinnacle or any of its Subsidiaries which securities were owned by any member of the Smithfield Group prior to the time of the first public announcement of the acquisition or, if sooner, the time any member of the Smithfield Group learned of the acquisition; (C) pursuant to the terms of the Warrant or Paragraph 10 of this Agreement; or (D) with the express written consent of Pinnacle;

               (v) joining a partnership, limited partnership, syndicate, or 13D Group or other group (other than the Smithfield Group) for the purpose of acquiring, holding or disposing of Voting Securities;

               (vi) initiating or inducing or attempting to induce or give material support to any other Person to initiate any proposal or tender or exchange offer to acquire Voting Securities;

               (vii) acquiring or permitting any entity under their control (including but not limited to subsidiaries and employee pension, profit sharing or other trusts under investment management control of any member of the Smithfield Group) to acquire, by purchase or otherwise, more than five percent (5%), in the aggregate, of any class of equity

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

securities of any entity which, prior to the time the Smithfield Group acquires more than five percent (5%) of such class, is publicly disclosed (by filing with the Securities and Exchange Commission or otherwise) to be the record owner or Beneficial Owner of more than five percent (5%) of any class of Voting Securities;

               (viii) executing any written consent or demand in lieu of a meeting with respect to Voting Securities or otherwise taking any action in the nature of a vote with respect to Voting Securities except at a meeting of the shareholders of Pinnacle or pursuant to a unanimous consent or other unanimous action; or

               (ix) making or voting in favor of, directly, or indirectly, any proposal regarding a Business Combination or transaction involving Pinnacle on the one hand and a corporation, division, or other business entity or unit owned or controlled by Smithfield, on the other hand, or directly or indirectly, soliciting or inviting proposals from other parties for a Business Combination to which Pinnacle is or would be a party without the consent of a majority of the members of the Board of Directors of Pinnacle, other than the Smithfield Directors (as defined below).

     5. Confidentiality.

          (a) During the Limitation Period and for a period of two (2) years thereafter, Smithfield shall, and shall cause each other member of the Smithfield Group to, use reasonable care to maintain the strict confidentiality of all Confidential Information received from Pinnacle, except insofar as written approval of Pinnacle is obtained; provided, however, that the foregoing obligation of confidentiality shall not apply to any portion of the Confidential Information which is or become public knowledge other than through the unauthorized disclosure of a member of the Smithfield Group; was known to Smithfield before receipt from Pinnacle; is received legally without restriction on disclosure from a third party who has the right to make such disclosure; or is required to be disclosed in order to comply with a judicial order, subpoena, or decree or with any law or regulation of any governmental authority.

          (b) Because any breach of this Paragraph 5 would have a material adverse effect on Pinnacle for many years, and the monetary impact of any such breach may be difficult or impossible to measure accurately in monetary terms, the parties recognize and acknowledge that irreparable damage may result if such provisions protecting Pinnacle are not specifically enforced. Accordingly, if any dispute arises regarding compliance with the terms of this Paragraph 5, the parties agree that Pinnacle shall be entitled, without having to demonstrate actual damage, to a temporary or permanent injunction, issuable by any court with appropriate jurisdiction, with respect to noncompliance with such provisions pending determination of such controversy and that no bond or other security shall be required to be posted by Pinnacle in connection with such action. If any dispute arises concerning the rights and obligations of any party under this Agreement, such right or obligation shall be enforceable by a decree of specific performance. The remedies provided in this subparagraph (b) are cumulative and not exclusive of any other remedies provided at law or equity, and are not intended to limit nor shall they be interpreted as limiting the generality of subparagraph 11(a) of this Agreement. Moreover, the

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

provisions of this Paragraph 5 shall not, and are not intended to, replace or nullify any fiduciary or other duty owed to Pinnacle by Smithfield or any other member of the Smithfield Group.

          (c) The Confidential Information of Pinnacle shall remain the property of Pinnacle, and Pinnacle may demand the return thereof at any time upon giving written notice to Smithfield. Within thirty (30) days of receipt of such notice, Smithfield shall return all of the original written Confidential Information or other written materials and all compilations and copies thereof received from Pinnacle and shall destroy all copies and reproductions (both written and electronic) in its possession and in the possession of persons to whom any such Confidential Information and other material which was disclosed to a member of the Smithfield Group.

          (d) Nothing contained in this Agreement shall be construed as conveying any license or right, express or implied, to Smithfield by Pinnacle for any invention, patent application, patent, copyright, know-how, trade secret, trademark, service mark, other intellectual property right or application owned by Pinnacle.

     6. Furnishing Certain Information. During the Limitation Period, the Smithfield Group shall furnish to Pinnacle, in addition to copies of all filings required by law to be made in the event of any acquisition or sale of Pinnacle securities by it, a statement, within ten (10) calendar days after the end of each month in which any Voting Securities are acquired or disposed of, showing the number of Voting Securities acquired or disposed of during such month and the aggregate number of Voting Securities currently held by the Smithfield Group at the end of such month.

     7. Legend and Stop Transfer Order. To assist in effectuating the provisions of this Agreement, Smithfield hereby consents:

          (a) to the placement, within ten (10) business days from the date hereof or the date any Voting Securities are acquired by any member of the Smithfield Group, of the following legend on all certificates representing ownership of Voting Securities of which any member of the Smithfield Group (or any Permitted Transferee) is the Beneficial Owner until such shares are sold, transferred or disposed of pursuant hereto and free from the restrictions on transfer imposed hereby:

          The shares represented by this certificate are subject to the provisions of an Agreement among Smithfield Foods, Inc., Pinnacle Foods, Inc., Ellis M. Shore, and Michael D. Queen, dated June __, 2001, as such agreement may be further amended, and may not be sold, transferred, pledged, hypothecated or otherwise disposed of except in accordance therewith. Copies of such agreement are on file at the office of the corporate secretaries of Smithfield Foods, Inc. and of Pinnacle Foods, Inc.;

          (b) to the entry of stop transfer orders with the transfer agent of Pinnacle against the transfer of Voting Securities except in compliance with the requirements of

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this Agreement, or if Pinnacle acts as its own transfer agent, with respect to the refusal by Pinnacle to transfer any such securities except in compliance with the requirements of this Agreement. Pinnacle agrees to remove promptly all legends and stop transfer orders with respect to the proper transfer of Voting Securities being made in compliance with the provisions of this Agreement to a Person other than a Permitted Transferee.

     8. Additional Agreements of the Parties.

          (a) During the Limitation Period, Pinnacle shall not oppose or interfere with any action by the Smithfield Group to acquire or dispose of Voting Securities in compliance with the provisions of the Warrant, nor commence any action against any member of the Smithfield Group arising out of or relating to its acquisition or holding of Voting Securities, except to enforce, or arising out of a breach of, the provisions of this Agreement.

          (b) During the Limitation Period, Pinnacle shall furnish to Smithfield such information as Smithfield reasonably requires.

          (c) During the Limitation Period, Pinnacle, Smithfield, Shore, and Queen shall and hereby agree to:

               (i) take no action to change the number of directors of Pinnacle from the five (5) directors now provided for in Pinnacle's By-laws without the consent of each of them who then hold Voting Securities; and

               (ii) vote all their shares of Common Stock in favor of electing as directors of Pinnacle, one (1) nominee of Queen, two (2) nominees of Shore, and two (2) nominees of Smithfield (the "Smithfield Directors"). If a vacancy occurs on the Pinnacle Board of Directors, the parties shall use their best efforts to cause the vacancy to be filled in a manner consistent with the intention of the preceding sentence.

          (d) During the Limitation Period, without the consent of one of the two Smithfield Directors, which consent may be withheld in the sole discretion of such directors, Pinnacle shall not and the parties to this Agreement shall use reasonable commercial efforts (including, without limitation, voting all their shares of Common Stock) to cause Pinnacle not to:

               (i) declare, pay, or set aside any funds for or in the nature of a dividend or other distribution on or with respect to the shares of Common Stock (other than dividends payable in shares of Common Stock);

               (ii) engage in any transaction to which Pinnacle is a party on the one hand, and any director, officer, or Affiliate or Associate of Pinnacle or of such director, officer, Affiliate or Associate is a party on the other hand;

               (iii) make any capital expenditures except for capital expenditures made pursuant to a budget approved in advance by a Smithfield Director, or in the absence of such an approved budget, capital expenditures of not more than One Hundred Thousand Dollars ($100,000) per year;

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

               (iv) issue any capital stock, or any right to receive or right convertible into capital stock except for any such issuances made pursuant to agreements outstanding on the date hereof and except as otherwise set forth in subsection (g) of this Section 8;

               (v) settle any dispute under the Matthews Agreement other than by issuance of stock and/or the repayment of $300,000 plus accrued interest, if any, lent by Mr. Matthews to the corporation as referenced in the Matthews Agreement;

               (vi) except pursuant to that certain Credit Agreement between Pinnacle as borrower and Smithfield as lender, borrow, create security interests, modify or prepay existing indebtedness for borrowed money, involving or securing in excess of $250,000 in the aggregate except as specifically set forth in a budget approved by the Board of Directors of Pinnacle (the "Budget");

               (vii) change Pinnacle's accounting methods except for changes required to conform to GAAP;

               (viii) incur any obligation, including any contingent obligation, or assume any liability in excess of $250,000, except in accordance with the Budget;

               (ix) enter into new lines of business or new businesses;

               (x) execute any amendment to, or modify any provision of the Articles of Incorporation or the By-Laws;

               (xi) commence a voluntary case or consent to the entry of an order for relief against it in an involuntary case under Chapter 7 or Chapter 11 of the United States Bankruptcy Code;

               (xii) acquire (including by merger) stock or assets of another business (other than assets acquired in the ordinary course of business), from any seller or group of related sellers in one transaction or in a series of related transactions, for consideration having a fair market value in excess of $500,000, except as specifically set forth in the Budget;

               (xiii) sell or dispose of assets not in the ordinary course of business (including by merger or sale of stock of a subsidiary), to any buyer or group of related buyers in one transaction or in a series of related transactions, or for consideration having a fair market value in excess of $500,000, except as specifically set forth in the Budget; or

               (xiv) increase the compensation payable to any Pinnacle employee earning in excess of Seventy Five Thousand Dollars ($75,000) per year, except in accordance with a company - wide payroll increase of six percent (6%) or less per year.

          (e) Pinnacle shall, promptly following the date hereof, at its cost and expense, file a registration statement with the SEC under the Exchange Act and use reasonable commercial efforts to have such registration statement declared effective.

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

          (f) Each party to this Agreement understands, acknowledges, and agrees that, each other party and its respective Affiliates and Associates may invest, participate, or engage in or may possess an interest in, other financial and business ventures and investment and professional activities of every kind and description, independently or with others. The parties hereto expressly agree that no party shall by reason of their relationship hereunder or of the execution of this Agreement have any rights in or to any such venture or activity, or to any fees, income, profits or goodwill derived therefrom or any right to limit or prevent, in any respect, any such venture or activity, regardless of its nature, including without limitation, Smithfield's competition with Pinnacle and Pinnacle's competition with Smithfield.

          (g) Notwithstanding the provisions of subsection 8(d)(iv) to the contrary, Pinnacle shall be entitled to issue stock options (and upon proper exercise of such options, the underlying shares) to two prospective employees of Pinnacle (the names of which have been provided to Smithfield) in an aggregate amount not to exceed Three Hundred Thousand (300,000) shares.

     9. Smithfield Beneficial Ownership of Voting Securities. Smithfield hereby represents and warrants to the other parties to this Agreement that it is not, and no Affiliate or Associate of Smithfield is, the Beneficial Owner of any Voting Securities except pursuant to the Stock Purchase Agreement and the Warrant.

     10. Smithfield's Right of First Offer.

          (a) If Shore or Queen shall at any time desire to sell all or any Voting Securities owned by either of them, respectively, he shall give the other parties to this Agreement notice of his intention to do so. Such notice shall contain the number and type of Voting Securities which he desires to sell, and the minimum price per Voting Security and in the aggregate which he is willing to accept for such Voting Securities.

          (b) Transmittal of such notice to Smithfield shall constitute an offer by such prospective seller to sell all or any portion of the Voting Securities referred to in such notice at the price set forth therein to Smithfield. For a period of five (5) days after receipt of such notice to Smithfield, Smithfield shall have the option, exercisable by written notice to such prospective seller, to accept the offer of such prospective seller as to all or any part of the applicable Voting Securities.

          (c) If, at the end of the five-day period described in subparagraph
(b), Smithfield has not agreed to purchase all the applicable Voting Securities given to it pursuant to the terms of such notice, then such prospective seller shall be free for a period of ninety (90) days thereafter to sell the Voting Securities referred to in such notice which Smithfield has not agreed to purchase at a price not lower than that contained in such notice. If all such Voting Securities are not so sold within such ninety-day period, then such prospective seller shall not be permitted to sell any such Voting Securities which then remain unsold without again complying with the terms of this Paragraph 10.

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

          (d) Settlement for the purchase of Voting Securities pursuant to the exercise of the right granted in subparagraph (b) shall be made within forty-five (45) days following the date of exercise of such right. The purchase price per Voting Security and the terms of payment shall be those contained in such notice, with settlement to be made as provided herein. Such settlement, unless otherwise agreed to by Smithfield and such prospective seller, shall be held at the principal executive offices of Pinnacle during regular business hours. The precise date and hour of settlement shall be fixed by Smithfield (within the time limits allowed by the provisions of this Agreement) by notice in writing to such prospective seller given at least ten (10) days in advance of the settlement date specified.

          (e) At settlement, the security certificate or certificates representing the Voting Securities being sold shall be delivered by such prospective seller to Smithfield, duly endorsed for transfer or with executed stock powers attached, with signatures guaranteed by a member of the Stock Transfer Agents Medallion Program, with any necessary documentary and transfer tax stamps affixed by such prospective seller, and Smithfield shall deliver the purchase price for the Voting Securities to be purchased in immediately available funds.

     11. General

          (a) Specific Enforcement; Other Remedies. Smithfield and Pinnacle acknowledge and agree that the other would be irreparably damaged in the event any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the non-breaching party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state thereof having jurisdiction, in addition to any other remedy to which such non-breaching party may be entitled at law or equity. If any party (or any transferee) breaches a material provision of this Agreement, in addition to any other rights and remedies (including money damages) available to it at law or in equity, the non-breaching party will be entitled to damages from the breaching party. The remedy contained in this subparagraph (a) shall not be deemed to be the exclusive remedy for material breach by a party to this Agreement (or any transferee) of this Agreement, nor shall such right be deemed to prejudice, or to operate as a waiver of, any remedy contained herein, or any other remedy to which Pinnacle or Smithfield may be entitled at law or equity.

          (b) Successors and Assigns. Except as provided herein, this Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and assigns of the parties hereto.

          (c) Indulgences, Etc. Neither the failure nor any delay on the part of any party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

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

          (d) Controlling Law. This Agreement and all questions relating to its validity, interpretation, performance and enforcement (including, without limitation, provisions concerning limitations of actions), shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, notwithstanding any conflict-of-laws doctrines of such state or other jurisdiction to the contrary, and without the aid of any canon, custom or rule of law requiring construction against the draftsman.

          (e) Notices. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received only when delivered against receipt (personally, by courier service such as Federal Express, or by other messenger) or when deposited in the United States mails, registered or certified mail, postage prepaid, return receipt requested, addressed as set forth below:

               (i)  If to Pinnacle:

                         980 Glasgow Street
                         Pottstown, PA  19464
                         Attention: President

                         with a copy, given in the manner
                         prescribed above, to:

                         Steven B. King, Esquire
                         Ballard Spahr Andrews & Ingersoll LLP
                         1735 Market Street, 51st Floor
                         Philadelphia, Pennsylvania 19103

               (ii) If to Queen:

                         3100 Old Limestone Road
                         Wilmington, DE  19808

               (iii) If to Shore:

                         1650 Oakwood Drive
                         #102E
                         Narberth, PA  19072

               (iv) If to Smithfield:

                         200 Commerce Street
                         Smithfield, VA  23430
                         Attention: Richard J.M. Poulson, Vice-President, General Counsel, and Senior Advisor to the Chairman

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

                         with a copy, given in the manner prescribed above, to:

                         Michael H. Cole, Esquire
                         Smithfield Foods, Inc.
                         200 Commerce Street
                         Smithfield, VA  23430

In addition, notice by mail shall be by air mail if posted outside of the continental United States. Any party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this subparagraph (e) for the giving of notice.

          (f) Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all the parties reflected hereon as the signatories.

          (g) Provisions Separable. The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

          (h) Entire Agreement. This Agreement contains the entire understanding among the parties hereto with respect to the subject matter hereof except for related matters in the Stock Purchase Agreement, the Warrant, and the documents referred to therein, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.

          (i) Paragraph Headings. The paragraph and subparagraph headings in this Agreement have been inserted for convenience of reference only; they form no part of this Agreement and shall not affect its interpretation.

          (j) Gender, Etc. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context indicates is appropriate.

          (k) Number of Days. In computing the number of days for purposes of this Agreement, all days shall be counted, including Saturdays, Sundays and Holidays; provided, however, that if the final day of any time period falls on a Saturday, Sunday or Holiday, then the final day shall be deemed to be the next day which is not a Saturday, Sunday or Holiday.

          (l) Consent. Whenever consent or approval of Pinnacle is required under this Agreement, such consent or approval shall require the consent or approval of a majority of the Pinnacle Board of Directors other than directors nominated by Smithfield in accordance with subparagraph 8(c)(ii).

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their proper and duly authorized officers, as of the date first above written.

Attest:                            PINNACLE FOODS, INC.


                                   By
------------------------------        ------------------------------------
[Corporate Seal]                      Title:


Attest:                            SMITHFIELD FOODS, INC.


                                   By
------------------------------        ------------------------------------
[Corporate Seal]                      Title:

Witness:

------------------------------        -----------------------------------(SEAL)
                                      Ellis M. Shore

Witness:

------------------------------        -----------------------------------(SEAL)
                                      Michael D. Queen


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